                                                                  Execution Copy

                                                                    Exhibit 99.2

                               CREDIT AGREEMENT



                         Dated as of November 1, 2001



                                     among



                            Data Return Corporation



                                  as Borrower



                                      and



                                 divine, inc.



                                   as Lender

                               TABLE OF CONTENTS

                                                                                                       Page
                                                                                                       ----
ARTICLE 1 LOANS.................................................................................        1

    1.1   Facility..............................................................................        1

    1.2   Loans.................................................................................        1

ARTICLE 2 INTEREST..............................................................................        3

    2.1   Interest..............................................................................        3

    2.2   Maximum Interest Rate.................................................................        3

ARTICLE 3 PAYMENTS AND PREPAYMENTS..............................................................        3

    3.1   Loans.................................................................................        3

    3.2   Termination of Facility; Prepayment...................................................        3

    3.3   Payments by Borrower..................................................................        4

    3.4   Application and Reversal of Payments..................................................        4

    3.5   Indemnity for Returned Payments.......................................................        4

    3.6   Conversion............................................................................        4

ARTICLE 4 TAXES.................................................................................        5

    4.1   Taxes.................................................................................        5

ARTICLE 5 BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES.....................................        6

    5.1   Books and Records.....................................................................        6

    5.2   Financial and other Information.......................................................        6

    5.3   Notices to Lender.....................................................................        6

ARTICLE 6 GENERAL WARRANTIES AND REPRESENTATIONS................................................        6

    6.1   Authorization, Validity, and Enforceability of this Agreement and the Loan Documents..        6

    6.2   Validity and Priority of Security Interest............................................        7

    6.3   Organization and Qualification........................................................        7

    6.4   No Violation of Law...................................................................        7

    6.5   Regulated Entities....................................................................        7

    6.6   Use of Proceeds; Margin Regulations...................................................        8

    6.7   Outstanding Loans.....................................................................        8

    6.8   Financial Status......................................................................        8

ARTICLE 7 AFFIRMATIVE, FINANCIAL AND NEGATIVE COVENANTS.........................................        8

    7.1   Taxes and Other Obligations...........................................................        8

    7.2   Legal Existence and Good Standing.....................................................        9

    7.3   Compliance with Laws..................................................................        9

    7.4   Transactions Affecting Collateral or Obligations; Preservation of Collateral..........        9

    7.5   Insurance.............................................................................        9

    7.6   Liens.................................................................................        9

    7.7   Notice of Involuntary Bankruptcy......................................................        9

    7.8   Use of Proceeds.......................................................................        9

    7.9   Further Assurances....................................................................        10

    7.10  Limitation on Indebtedness............................................................        10

    7.11  Limitation on Transfers...............................................................        10

    7.12  Limitation on Subsidiaries............................................................        10

    7.13  Unrestricted Subsidiaries.............................................................        10

    7.14  Limitation on Investments.............................................................        11

    7.15  Financial Covenants...................................................................        11

    7.16  Restricted Payments...................................................................        13

ARTICLE 8 CONDITIONS OF LENDING.................................................................        13

    8.1   Conditions Precedent to Making of Initial Loans on the Closing Date...................        13

    8.2   Conditions Precedent to Each Loan.....................................................        14

ARTICLE 9 DEFAULT; REMEDIES.....................................................................       15

    9.1   Events of Default.....................................................................       15

    9.2   Remedies..............................................................................       16

ARTICLE 10 TERM AND TERMINATION.................................................................       17

   10.1   Term and Termination..................................................................       17

ARTICLE 11 AMENDMENTS; WAIVERS; SUCCESSORS......................................................       18

   11.1   Amendments and Waivers................................................................       18

ARTICLE 12 [INTENTIONALLY DELETED]..............................................................       18

ARTICLE 13 MISCELLANEOUS........................................................................       18

   13.1   No Waivers; Cumulative Remedies.......................................................       18

   13.2   Severability..........................................................................       18

   13.3   Governing Law; Choice of Forum; Service of Process....................................       18

   13.4   WAIVER OF JURY TRIAL.................................................................        19

   13.5   Notices..............................................................................        19

   13.6   Binding Effect........................................................................       19

   13.7   Indemnity of Lender by Borrower.......................................................       19

   13.8   Final Agreement.......................................................................       20

   13.9   Counterparts..........................................................................       20

   13.10  Captions..............................................................................        20

   13.11  Conflicts with Other Loan Documents...................................................       20

                        ANNEXES, EXHIBITS AND SCHEDULES
                        -------------------------------

ANNEX A                  -          DEFINED TERMS

EXHIBIT A                -          FORM OF NOTE
EXHIBIT B                -          FORM OF NOTICE OF BORROWING

SCHEDULE A-1             -          LIENS

                               CREDIT AGREEMENT

                  This Credit Agreement, dated as of November 1, 2001 (this "Agreement"), among divine, inc., a Delaware corporation ("Lender") and Data Return Corporation, a Texas corporation, with offices at 222 West Las Colinas Blvd., Suite 450, Irving, Texas 75039 (the "Borrower").

                             W I T N E S S E T H:
                             - - - - - - - - - -

                  WHEREAS, Borrower, Lender and a wholly-owned subsidiary of Lender are entering into the Agreement and Plan of Merger (the "Merger Agreement") providing for the acquisition of Borrower by Lender;

                  WHEREAS, Borrower has requested Lender to make available to Borrower the credit facility described herein, which Borrower will use for the purposes permitted hereunder;

                  WHEREAS, capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings ascribed thereto in Annex A
                                                                     -------
which is attached hereto and incorporated herein; the rules of construction contained therein shall govern the interpretation of this Agreement, and all Annexes, Exhibits and Schedules attached hereto are incorporated herein by reference;

                  WHEREAS, Lender has agreed to make available to Borrower a credit facility upon the terms and conditions set forth in this Agreement.

                  NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Agreement, and for good and valuable consideration, the receipt of which is hereby acknowledged, Lender, and Borrower hereby agree as follows.

                                   ARTICLE 1
                                     LOANS
                                     -----

                  1.1    Facility. Subject to all of the terms and conditions
                         --------
of this Agreement, Lender agrees to make available a term loan credit facility of up to the Maximum Amount during the periods described in such definition to Borrower during the term of this Agreement; provided, however, that if requested by the Borrower, Lender may consent (which consent shall not be unreasonably withheld, conditioned or delayed) to increase the term loan credit facility at any time by an amount not to exceed the Additional Amount for the purpose of funding Capital Expenditures approved by Lender. Any increase in the term loan credit facility consented to by Lender pursuant to the immediately preceding proviso shall automatically increase the Commitment and the Maximum Amount by such increase.

                  1.2    Loans.
                         -----

                           (a)     (i) Amounts. Subject to the satisfaction
                                       -------
                  of the conditions precedent set forth in Article 8, Lender
                                                           ---------
                  agrees, upon Borrower's request from time to time on any Business Day during the period from the Closing Date to the

                  Termination Date, to make loans (the "Loans") to Borrower in
                                                        -----
                  amounts not to exceed, in the aggregate, the Available Amount.

                           (ii)    Borrower shall execute and deliver to
                  Lender a note to evidence the Loans made by Lender. The note shall be in the principal amount of the Commitment, be dated the date hereof and be substantially in the form of Exhibit A
                                                                      ---------
                  (the "Note"). The Note shall represent the obligation of
                        ----
                  Borrower to pay the amount of the Commitment, or, if less, the aggregate unpaid principal amount of all Loans to Borrower together with interest thereon as prescribed herein. The entire unpaid balance of the Loans and all other non-contingent Obligations shall be immediately due and payable in full in immediately available funds on the Termination Date.

                           (b)     Procedure for Borrowing.
                                   -----------------------

                                   (1)     Each Borrowing shall be made upon
Borrower's irrevocable written notice delivered to Lender in the form of a notice of borrowing in the form of Exhibit B hereto ("Notice of Borrowing"),
                                   ---------
which must be received by Lender prior to 11:00 a.m. (Chicago time) one Business Day prior to the requested Funding Date specifying:

                                   (A)     the amount of the Borrowing; and

                                   (B)     the requested Funding Date, which
                  must be a Business Day.

                                   (2)     In lieu of delivering a Notice of
Borrowing, Borrower may give Lender telephonic notice of such request for advances to the Designated Account on or before the deadline set forth above. Lender at all times shall be entitled to rely on such telephonic notice in making such Loans, regardless of whether any written confirmation is received.

                           (c)     Reliance upon Authority. Lender is authorized
                                   -----------------------
                  to transfer the proceeds of any Loans requested hereunder to the Designated Account. Borrower may designate a replacement bank account from time to time by written notice. All such Designated Accounts must be located in the continental United States of America and must be reasonably satisfactory to Lender. Lender is entitled to rely conclusively on any person's request for Loans on behalf of Borrower, so long as the proceeds thereof are to be transferred to the Designated Account.

                           (d)     No Liability. Lender shall not incur any
                                   ------------
                  liability to Borrower as a result of acting upon any notice referred to in Sections 1.2(b) and (c), which Lender believes
                                 ---------------     ---
                  in good faith to have been given by an officer or other person duly authorized by Borrower to request Loans on its behalf. The crediting of Loans to the Designated Account conclusively establishes the obligation of Borrower to repay such Loans as provided herein.

                                   ARTICLE 2
                                   INTEREST
                                   --------

                  2.1      Interest.
                           --------

                           (a)     Interest Rates. All outstanding Obligations
                                   --------------
                  shall bear interest on the unpaid principal amount thereof (including, to the extent permitted by law, on interest thereon not paid when due) from the date made until paid in full in cash at a rate equal to the Applicable Rate. All interest charges shall be computed on the basis of a year of 365 days and actual days elapsed. Borrower shall pay to Lender interest accrued on all Loans on the Termination Date.

                           (b)     Default Rate. If any Event of Default occurs
                                   ------------
                  and is continuing and Lender in its discretion so elects, then, while any such Event of Default is continuing, all of the Obligations shall bear interest at the rate otherwise applicable thereto, plus two percent (2%) per annum applicable thereto.

                  2.2    Maximum Interest Rate In no event shall any interest
                         ---------------------
rate provided for hereunder exceed the maximum rate legally chargeable under applicable law with respect to loans of the type provided for hereunder (the "Maximum Rate"). If, in any month, any interest rate, absent such limitation, would have exceeded the Maximum Rate, then the interest rate for that month shall be the Maximum Rate, and, if in future months, that interest rate would otherwise be less than the Maximum Rate, then that interest rate shall remain at the Maximum Rate until such time as the amount of interest paid hereunder equals the amount of interest which would have been paid if the same had not been limited by the Maximum Rate. If a court of competent jurisdiction determines that Lender has received interest and other charges hereunder in excess of the Maximum Rate, such excess shall be deemed received on account of, and shall automatically be applied to reduce, the Obligations other than interest, in the inverse order of maturity, and if there are no Obligations outstanding, Lender shall refund to Borrower such excess.

                                   ARTICLE 3
                           PAYMENTS AND PREPAYMENTS
                           ------------------------

                  3.1    Loans. Borrower may prepay the Loans at any time,
                         -----
subject to the terms of this Agreement. Subject to Section 3.6 hereof, Borrower shall repay the outstanding principal balance of the Loans, plus all accrued but unpaid interest thereon, on the Termination Date. Borrower may not reborrow any amounts that are prepaid in accordance with this Section 3.1.
                                                 -----------

                  3.2    Termination of Facility; Prepayment.
                         -----------------------------------

                  (a)    Optional. Borrower may terminate this Agreement upon
                         --------
at least three (3) Business Days' notice to Lender, upon the payment in full of all outstanding Loans, together with all accrued interest thereon, and the payment in full in cash of all other Obligations then outstanding.

                  (b)    Mandatory. The Borrower shall prepay in full all
                         ---------
outstanding Loans, together with all accrued interest thereon and all other Obligations then outstanding, upon the occurrence of any Prepayment Event described in clauses (d), (e) or (f) of the definition of Prepayment Event. Upon the occurrence of any Prepayment Event described in clauses (a), (b) and (c) of the definition of Prepayment Event, the Borrower shall use all of the net proceeds received as a result of such Prepayment Event to prepay outstanding Loans, accrued interest thereon and other Obligations then outstanding (in such order as is determined by the Lender); provided, however, that, upon the occurrence of a Prepayment Event described in clause (b) of such definition, the Borrower shall not be required to use any proceeds to prepay the Loans, accrued interest and other Obligations that are reinvested within 30 days from the receipt of such proceeds in substantially similar property and assets as the property and assets lost or damaged by such Prepayment Event. Upon payment of all Loans, accrued interest, and other Obligations pursuant to this Section 3.2(b), this Agreement shall terminate.

                  3.3    Payments by Borrower. All payments to be made by
                         --------------------
Borrower shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by Borrower shall be made to Lender, at the account designated by Lender, in Dollars and in immediately available funds, no later than 3:00 p.m. (Chicago time) on the date specified herein.

                  3.4    Application and Reversal of Payments. All such
                         ------------------------------------
payments not relating to principal or interest of specific Loans, or not constituting payment of specific fees, and all proceeds of Collateral received by Lender, shall be applied, subject to the provisions of this Agreement, first,
                                                                          -----
to pay any fees, indemnities or expense reimbursements then due to Lender; second, to pay interest due in respect of all Loans; and third, to pay or prepay
------                                                   -----
principal of the Loans. Lender shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Obligations.

                  3.5    Indemnity for Returned Payments. If after receipt of
                         -------------------------------
any payment which is applied to the payment of all or any part of the Obligations, Lender is for any reason compelled to surrender such payment or proceeds to any Person because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason, then the Obligations or part thereof intended to be satisfied shall be revived and continued and this Agreement shall continue in full force as if such payment or proceeds had not been received by such Person and Borrower shall be liable to pay to Lender, and hereby does indemnify Lender and hold Lender harmless for the amount of such payment or proceeds surrendered. The provisions of this Section 3.5 shall be and remain effective notwithstanding any
                   -----------
contrary action which may have been taken by Lender in reliance upon such payment or application of proceeds, and any such contrary action so taken shall be without prejudice to Lender's rights under this Agreement and shall be deemed to have been conditioned upon such payment or application of proceeds having become final and irrevocable. The provisions of this Section 3.5 shall survive
                                                     -----------
the termination of this Agreement.

                  3.6    Conversion. (a) Upon termination of the Merger
                         ----------
Agreement pursuant to Sections 8.2(d), 8.3(a) or 8.3(b) thereof (the "Conversion Date"), all Loans and Obligations shall automatically be converted (the "Conversion") into the number of shares of Common Stock of Borrower equal to the aggregate amount of the Loans and Obligations (without duplication) then outstanding, divided by the Exchange Ratio calculated as of the Conversion Date, as such Exchange Ratio may have been adjusted pursuant to the terms of the Merger Agreement.

                  (b) The Conversion shall be deemed to have been made immediately before the close of business on the Conversion Date, so that the rights of Lender under this Agreement and the Security Agreement shall cease at such time (other than those rights that expressly survive the termination of this Agreement) and Lender shall be treated for all purposes as having become the record holder or holders of the Common Stock described in Section 3.6(a) at such time, and the number of shares of Common Stock to be received by Lender shall be determined at such time.

                  (c) Borrower covenants that it will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon conversion of the Loans and Obligations as herein provided, such number of shares of Common Stock as shall be issuable upon the conversion of the entire Commitment. Borrower covenants that all shares of Common Stock which shall be so issuable shall be duly and validly issued and fully-paid and non-assessable.

                  (d) Borrower covenants that if any shares of Common Stock required to be reserved for issuance upon conversion of the Loans and Obligations require registration with or approval of any Governmental Authority under any federal or state law before such shares may be issued upon conversion, Borrower will, at its expense and as expeditiously as possible, cause such shares to be duly registered or approved, as the case may be.

                  (e) The issuance of certificates for shares of Common Stock upon the Conversion shall be made within one (1) Business Day of the Conversion Date without charge to Lender for any tax in respect of the issuance of such certificates, and such certificates shall be issued in the respective names of, or in such names as may be directed by, the holder of this Term Note.

                  (f) To the extent that the Loans and Obligations are not converted into shares of Common Stock, such portion shall remain a secured debt of Borrower payable in accordance with the terms of this Agreement

                                   ARTICLE 4
                                     TAXES
                                     -----

                  4.1 Taxes
                      -----

                  (a) Any and all payments by Borrower to Lender under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for any Taxes. In addition, Borrower shall pay all Other Taxes.

                  (b) Borrower agrees to indemnify and hold harmless Lender for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section) paid by Lender and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted.

                                   ARTICLE 5
               BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES
               -------------------------------------------------

     5.1  Books and Records Borrower shall maintain, at all times, books,
          -----------------
records and accounts which are complete, correct and timely in all material respects so as to permit the preparation of financial statements in accordance in all material respects with GAAP applied consistently.

     5.2  Financial and other Information. Borrower shall promptly furnish to
          -------------------------------
Lender, all such financial and other information as Lender shall reasonably request.

     5.3  Notices to Lender. Borrower shall notify Lender in writing of the
          -----------------
following matters at the following times:

          (a) As soon as practicable, after a Responsible Officer becomes aware of any Event of Default;

          (b) As soon as practicable, after a Responsible Officer becomes aware of any event or circumstance which is reasonably likely to have a Material Adverse Effect on Borrower; and

          (c) Any change in Borrower's name, state of organization, locations of Collateral, or form of organization, or trade names under which Borrower creates accounts or to which instruments in payment of accounts may be made payable, in each case at least thirty (30) days prior thereto.


                                   ARTICLE 6
                    GENERAL WARRANTIES AND REPRESENTATIONS
                    --------------------------------------

     Borrower warrants and represents to Lender that except as hereafter disclosed to and accepted by Lender in writing:

     6.1  Authorization, Validity, and Enforceability of this Agreement and the
          ---------------------------------------------------------------------
Loan Documents. Borrower and each of its Restricted Subsidiaries has the
--------------
corporate power and authority to execute, deliver and perform this Agreement and the other Loan Documents to which it is a party, to incur the Obligations, and to grant to Lender Liens upon and security interests in the Collateral. Borrower and each of its Restricted Subsidiaries have taken all necessary action (including obtaining approval of its stockholders if necessary) to authorize its execution, delivery, and performance of this Agreement and the other Loan Documents to which it is a party. This Agreement and the other Loan Documents to which the Borrower or any of its Subsidiaries is a party have been duly executed and delivered by Borrower and such Subsidiaries, and constitute the legal, valid and binding obligations of Borrower and such Subsidiaries to the extent a party thereto, enforceable against it in accordance with their respective terms (subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity (regardless of whether that enforceability is considered in a proceeding at law or in equity)). Borrower's and each of its Restricted Subsidiaries' execution, delivery, and performance of this Agreement and the other Loan Documents to which it is a party do not and will not conflict with, or constitute a violation or breach of, or (other than pursuant to the Loan Documents) result in the imposition of any Lien upon the property of Borrower or any of its Subsidiaries, by reason of the terms of (a) any material contract, mortgage, lease, agreement, indenture, or instrument to which Borrower or any of Borrower's Subsidiaries is a party or which is binding upon any of Borrower or Borrower's Subsidiaries or any of their property, (b) any Requirement of Law applicable to Borrower or any of its Subsidiaries (other than any violation, conflict or breach which could not reasonably be expected to have a Material Adverse Effect), or (c) the certificate or articles of incorporation or by-laws or the limited liability company or limited partnership agreement or other constitutive and organizational documents, as applicable, of Borrower or any of its Subsidiaries.

     6.2  Validity and Priority of Security Interest. The provisions of this
          ------------------------------------------
Agreement and the other Loan Documents create legal and valid liens on, and security interests in, all the Collateral in favor of Lender, and, assuming appropriate control, possessions, filings and/or recordations are made by Lender, such Liens constitute perfected and continuing Liens on all the Collateral, having priority over all other Liens on the Collateral (other than Permitted Liens), securing all the Obligations, and enforceable against Borrower and all third parties (subject to equitable principles and the effect of bankruptcy laws).

     6.3  Organization and Qualification. Borrower and each of its Subsidiaries
          ------------------------------
is duly organized or incorporated and validly existing in good standing (or its equivalent) under the laws of the jurisdiction of its organization or incorporation or formation and is in good standing (or its equivalent) in each jurisdiction where the lack of good standing (or its equivalent) would have a Material Adverse Effect on Borrower.

     6.4  No Violation of Law. Neither Borrower nor any of its Subsidiaries is
          -------------------
in violation of any law, statute, regulation, ordinance, judgment, order, or decree applicable to it which violation could reasonably be expected to have a Material Adverse Effect on Borrower

     6.5  Regulated Entities. None of Borrower, any Person controlling Borrower,
          ------------------
or any Subsidiary, is an "Investment Company" required to be registered as such under the Investment Company Act of 1940. Borrower is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code or law, or any other federal or state statute or regulation limiting its ability to incur indebtedness.

     6.6  Use of Proceeds; Margin Regulations. Neither Borrower nor any of its
          -----------------------------------
Subsidiaries is engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

     6.7  Outstanding Loans. Neither Borrower nor any of its Subsidiaries has
          -----------------
any Indebtedness outstanding in excess of $150,000 with any Person other than Permitted Indebtedness.

     6.8  Financial Status. (a) the Revenues of Borrower and its Subsidiaries,
          ----------------
on a consolidated basis, for the period beginning on October 1, 2001 and ending on October 31, 2001, will not be less than $3,600,000, (b) the Expenses of Borrower and its Subsidiaries, on a consolidated basis, for the period beginning on October 1, 2001 and ending on October 31, 2001, will not be more than $7,000,000, (c) the Capital Expenditures of Borrower and its Subsidiaries, on a consolidated basis, for the period beginning on January 1, 2001 and ending on October 31, 2001, will not be more than $850,000, and (d) the accounts payable and other accruals of the Borrower and its Subsidiaries as of the Closing Date are not more than $7,300,000.

     6.9  Disclosure. All factual information (taken as a whole) provided in, or
          ----------
provided in writing by the Borrower or any of its Subsidiaries to Lender pursuant to, the Loan Documents and/or the Merger Agreement regarding the Borrower or any of its Subsidiaries, and all other factual information (taken as a whole) hereafter furnished by the Borrower or any of its Subsidiaries in writing to the Lender will be, true, accurate and correct in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided.

                                   ARTICLE 7
                 AFFIRMATIVE, FINANCIAL AND NEGATIVE COVENANTS
                 ---------------------------------------------

     Borrower covenants to Lender that so long as any of the Obligations (other than indemnity Obligations not then due) remain outstanding, the commitment of Lender to extend credit to or for the account of Borrower exists, or this Agreement is in effect:

     7.1  Taxes and Other Obligations. Borrower shall, and shall cause each of
          ---------------------------
its Subsidiaries to, (a) file when due all material tax returns and other material reports which it is required to file; (b) pay, or provide for the payment, when due, of all material taxes, fees, assessments and other governmental charges against it or upon its property, income and franchises, make all required material withholding and other tax deposits, and establish adequate reserves for the payment of all such items; and (c) pay, within two weeks from the Closing Date to the extent already due on or as of the Closing Date and if due after the Closing Date when due, all rents, fees, expenses, liabilities and obligations payable by the Borrower or any of its Subsidiaries under each lease (whether an operating lease or a capital lease) and, except for Indebtedness permitted by Section 7.10(ii) of this Agreement, each material agreement, and provide to Lender, upon reasonable request, satisfactory evidence of its timely compliance with the foregoing clauses (a), (b) and (c), except, in the case of clause (a) and (b) only, to the extent the failure of which would not have a Material Adverse Effect on Borrower or any of its Subsidiaries.

     7.2  Legal Existence and Good Standing. Borrower shall, and shall cause
          ---------------------------------
each of its Subsidiaries to, maintain their legal existence and their qualification and good standing in their jurisdictions of incorporation and in each other jurisdiction where the lack of qualification or good standing would have a Material Adverse Effect on Borrower.

     7.3  Compliance with Laws. Borrower shall, and shall cause each of its
          --------------------
Subsidiaries to comply in all material respects with all Requirements of Law.

     7.4 Transactions Affecting Collateral or Obligations; Preservation of
         -----------------------------------------------------------------
Collateral. Neither Borrower nor any of its Subsidiaries shall enter into any
----------
transaction which
would be reasonably expected to have a Material Adverse Effect on Borrower. Borrower shall, maintain, preserve and protect the Collateral, and shall, and shall cause each of its Subsidiaries to, refrain from taking any action that would reasonably be expected to have a Material Adverse Effect on Borrower.

     7.5  Insurance. Borrower shall, and shall cause each of its Subsidiaries
          ---------
to, own, procure and maintain insurance in a manner consistent with past practices or as reasonably requested by Lender.

     7.6  Lien. Neither Borrower nor any of its Subsidiaries shall create,
          ----
incur, assume, or permit to exist any Lien on any property now owned or hereafter acquired by any of them, except Permitted Liens.

     7.7  Notice of Involuntary Bankruptcy. Borrower shall, promptly upon a
          --------------------------------
Responsible Officer learning that an involuntary petition has been filed or an action or proceeding otherwise commenced seeking reorganization, arrangement, consolidation or readjustment of the debts of Borrower or any of its Subsidiaries or for any other relief under the federal Bankruptcy Code, as amended, or under any other bankruptcy or insolvency act or law, state or federal, now or hereafter existing, notify Lender that such a petition has been filed or such action or proceeding has commenced.

     7.8  Use of Proceeds. Borrower shall not, and shall not suffer or permit
          ---------------
any Subsidiary to, use any portion of the Loan proceeds, directly or indirectly,
(i) to purchase or carry Margin Stock, (ii) to repay or otherwise refinance indebtedness of Borrower or others incurred to purchase or carry Margin Stock,
(iii) to extend credit for the purpose of purchasing or carrying any Margin Stock, or (iv) to acquire any security in any transaction that is subject to
Section 13 or 14 of the Exchange Act. Borrower shall use Loan proceeds solely to fund its working capital requirements; provided, however, that the proceeds of the Additional Amount, if any, shall be used solely to finance Capital Expenditures of the Borrower.

     7.9  Further Assurances. Borrower shall, and shall cause each Restricted
          ------------------
Subsidiary to, execute and deliver, or cause to be executed and delivered, to Lender such documents and agreements, and shall take or cause to be taken such actions, as Lender may, from time to time, reasonably request to (i) carry out the terms and conditions of this Agreement and the other Loan Documents and (ii) grant a perfected Lien to Lender on the Collateral of Borrower and the Restricted Subsidiaries and each of their respective property as contemplated by the Loan Documents.

     7.10 Limitation on Indebtedness. Neither Borrower nor any of its
          --------------------------
Subsidiaries shall create, incur, issue, assume or suffer to exist any Indebtedness other than (i) the Obligations, (ii) trade payables and normal accruals incurred in the ordinary course of business in an amount not to exceed at any time in the aggregate $7,300,000 (not including, however, for purposes of such limitation, that portion of any trade payables and normal accruals with respect to which the Borrower or such Subsidiary is contesting in good faith the amount or validity thereof by appropriate proceedings, and then only to the extent that the Borrower or such Subsidiary has set aside on its books adequate reserves therefor, in accordance with GAAP), (iii) the indebtedness listed in
Section 5.2 (p) of the Company Disclosure Schedule provided, however, that in no event shall the Capital Lease Obligations under all capital lease facilities exceed, in the aggregate outstanding at any time, $32,000,000;
(iv) fees and expenses not to exceed $3,500,000 incurred in connection with the transaction contemplated by the Merger Agreement and the Loan Documents, (v) loans and advances from the Borrower to Restricted Subsidiaries and Restricted Subsidiaries to the Borrower or another Restricted Subsidiary, and (vi) guarantees by the Borrower or any Subsidiary of the Borrower of any Indebtedness described in clause (i) and (iii).

     7.11 Limitation on Transfers. Neither Borrower nor any of its Subsidiaries
          -----------------------
shall convey, sell, lease, transfer or otherwise dispose of, any of its assets or property other than (a) the sale of inventory in the ordinary course of business, (b) subject to Section 5(c) of the Security Agreement, any conveyance, sale, lease, transfer or disposition of worn-out, damaged or obsolete assets and property, and no longer useful property and assets, in each case in the ordinary course of business, and (c) sales, transfers and dispositions by the Borrower to any Subsidiary and by any Subsidiary to the Borrower or any other Subsidiary; provided, however, that in no event shall Borrower or any Subsidiary convey, sell, transfer or otherwise dispose of any assets or property to any Unrestricted Subsidiary except for transfers of assets and property to Unrestricted Subsidiaries that meet the limitation in Section 7.13 for normal operating purposes of such Unrestricted Subsidiaries in an amount not to exceed, in the aggregate for all Unrestricted Subsidiaries, in any calendar month $500,000 and in any fiscal quarter of the Borrower $1,200,000.

     7.12 Limitation on Subsidiaries. Neither the Borrower nor any of its
          --------------------------
Subsidiaries shall own, either directly or indirectly, any Capital Stock in any Person other than the entities listed on Section 5.2(a) of the Company Disclosure Schedule.

     7.13 Unrestricted Subsidiaries. Borrower shall use its commercially
          -------------------------
reasonable best efforts to cause all Unrestricted Subsidiaries deemed to be material by Lender to become Restricted Subsidiaries and the fair market value of all assets and property owned by (a) any Unrestricted Subsidiary shall not exceed at any time $600,000, and (b) all Unrestricted Subsidiaries in the aggregate but without duplication, shall not exceed at any time $750,000. Borrower shall pay all costs associated with causing the Unrestricted Subsidiaries deemed to be material by Lender to become Restricted Subsidiaries.

     7.14 Limitation on Investments Borrower will not, and will not permit any
          -------------------------
of its Subsidiaries to, directly or indirectly, lend money or credit or make advances to any Person, or purchase or acquire any Capital Stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or hold any cash or Cash Equivalents (each of the foregoing an "Investment" and, collectively, "Investments"), except that the following shall be permitted:

          (i) Borrower and its Subsidiaries may acquire and hold accounts receivables owing to any of them, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary terms, and the Borrower and its Subsidiaries may own Investments received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

               (ii) Borrower and its may acquire and hold cash and Cash Equivalents;

               (iii) Borrower and its Subsidiaries may acquire and hold Capital Stock of Subsidiaries permitted under Section 7.12.

               (iv) Borrower and its Subsidiaries may make intercompany loans and advances to the Borrower or any Restricted Subsidiary.

     7.15 Financial Covenants
          -------------------

          (a) As of the end of each calendar month, the Revenues of Borrower and its Restricted Subsidiaries, on a consolidated basis, for such calendar month then ended shall not be less than $3,200,000.

          (b) As of the end of each calendar month, excluding the Bonus Payments permitted under Section 7.16(c), the Expenses of Borrower and its Subsidiaries, on a consolidated basis, for such calendar month then ended shall not be greater than $7,200,000.

          (c) Consolidated Net Income for each period shown below shall not be less than the amount indicated below for such period:

--------------------------------------------------------------------------------
                 Period                               Consolidated Net Income
                 ------                               -----------------------
    (the dates shown below are inclusive)                  Not Less Than
    -------------------------------------                  -------------
--------------------------------------------------------------------------------
   October 1, 2001 through October 31, 2001                 ($4,000,000)
--------------------------------------------------------------------------------
   October 1, 2001 through November 30, 2001                ($7,000,000)
--------------------------------------------------------------------------------
   October 1, 2001 through December 31, 2001               ($10,000,000)
--------------------------------------------------------------------------------
   October 1, 2001 through January 31, 2001                ($13,000,000)
--------------------------------------------------------------------------------
   October 1, 2001 through February 28, 2002               ($16,000,000)
--------------------------------------------------------------------------------
   October 1, 2001 through March 31, 2002                  ($19,000,000)
--------------------------------------------------------------------------------
   October 1, 2001 through April 30, 2002                  ($22,000,000)
--------------------------------------------------------------------------------
   October 1, 2001 through May 31, 2002                    ($25,000,000)
--------------------------------------------------------------------------------
   October 1, 2001 through June 30, 2002                   ($28,000,000)
--------------------------------------------------------------------------------
   October 1, 2001 through July 31, 2002                   ($31,000,000)
--------------------------------------------------------------------------------
   October 1, 2001 through August 31, 2002                 ($34,000,000)
--------------------------------------------------------------------------------

          (d) Except for Capital Expenditures financed with the proceeds of the Additional Amount provided pursuant to Section 1.1, Borrower and its Subsidiaries shall not pay or incur Capital Expenditures, on a consolidated basis, in excess of $850,000 in any calendar month or in excess of the amounts shown below for each period indicated below:

   ------------------------------------------------------------------------
                          Period                       Capital Expenditures
                          -------                      --------------------
           (the dates shown below are inclusive)           Not to Exceed
           -------------------------------------           -------------
   ------------------------------------------------------------------------
         October 1, 2001 through October 31, 2001            $  850,000
   ------------------------------------------------------------------------
         October 1, 2001 through November 30, 2001           $1,000,000
   ------------------------------------------------------------------------
         October 1, 2001 through December 31, 2001           $1,700,000
   ------------------------------------------------------------------------
         October 1, 2001 through January 31, 2001            $2,550,000
   ------------------------------------------------------------------------
         October 1, 2001 through February 28, 2002           $3,400,000
   ------------------------------------------------------------------------
          October 1, 2001 through March 31, 2002             $4,250,000
   ------------------------------------------------------------------------
          October 1, 2001 through April 30, 2002             $5,100,000
   ------------------------------------------------------------------------
           October 1, 2001 through May 31, 2002              $5,950,000
   ------------------------------------------------------------------------
           October 1, 2001 through June 30, 2002             $6,800,000
   ------------------------------------------------------------------------
           October 1, 2001 through July 31, 2002             $7,650,000
   ------------------------------------------------------------------------
          October 1, 2001 through August 31, 2002            $8,500,000
   ------------------------------------------------------------------------


          7.16 Restricted Payments.
               -------------------

          Neither the Borrower nor any Restricted Subsidiary shall, directly or indirectly, declare, order, pay or make any Restricted Payment or set aside any sum or property therefor except for the following:

          (a) Borrower and each Subsidiary of Borrower may declare, order, pay or make any Restricted Payment to Lender;

          (b) Borrower and each Subsidiary of Borrower may pay salaries (but, except as provided in clauses (c) and (d) of this Section 7.16, not bonuses, severance or other compensation) of officers and employees of Borrower and such Subsidiaries in the ordinary course of business;

          (c) Borrower may pay its existing severance obligations to certain former employees of the Borrower in an amount not to exceed, in the aggregate, $450,000, and may pay bonuses to certain employees of Borrower in an amount not to exceed, in the aggregate, $300,000 (such bonus payments in an amount not to exceed $300,000 are referred to herein as the "Bonus Payments");

          (d) Borrower and its Subsidiaries may reimburse officers and employees for expenses incurred in the ordinary course of business to the extent such expenses are included in the calculation of Expenses under Section 7.15(b) for the period in which the Borrower pays such reimbursement;

          (e) Borrower and each Subsidiary of Borrower may make payments on trade payables and normal accruals in the ordinary course of business;

          (f) Borrower and each Subsidiary of Borrower may make scheduled payments of Indebtedness permitted to be incurred under Section 7.10; and

          (g) Any Subsidiary may declare, order, pay or make any Restricted Payment to Borrower.

                                   ARTICLE 8
                             CONDITIONS OF LENDING
                             ---------------------
          8.1  Conditions Precedent to Making of Initial Loans on the Closing
               --------------------------------------------------------------
Date. The obligation of Lender to make the initial Loan is subject to the
----
following conditions precedent having been satisfied in a manner reasonably satisfactory to Lender:

               (a) This Agreement and the other Loan Documents shall have been executed by each party thereto (other than Lender) and Borrower and its Subsidiaries shall have performed and complied in all material respects with all covenants, agreements and conditions contained herein and the other Loan Documents which are required to be performed or complied with by Borrower or its Subsidiaries before or on such Closing Date.

               (b) All representations and warranties made hereunder and in the other Loan Documents shall be true and correct in all material respects as if made on such date.

               (c) No Default or Event of Default shall have occurred and be continuing.

               (d) Lender shall have received an opinion of counsel for Borrower and its Subsidiaries substantially in the form attached hereto.

               (e) Lender shall have received authenticated copies of proper financing statements under the UCC of all jurisdictions that Lender may deem reasonably necessary or desirable in order to perfect Lender's Liens and all other actions shall have been completed in order to give Lender first priority perfected Liens in all Collateral (subject in priority only to Permitted Liens).

          The acceptance by Borrower of Loans made shall be deemed to be a representation and warranty made by Borrower to the effect that all of the conditions precedent to the making of such Loans have been satisfied, with the same effect as delivery to Lender of a certificate signed by a Responsible Officer of Borrower, on behalf of Borrower, dated the Closing Date, to such effect.

          8.2  Conditions Precedent to Each Loan. The obligation of Lender to
               ---------------------------------
make each Loan, including the initial Loan shall be subject to the further conditions precedent that:

               (a) on and as of the date of the making of any Loan, the following statements shall be true and correct, and the acceptance by Borrower of any Loan shall be deemed to be a statement to the effect set forth in clauses (i), (ii), (iii) and (iv) with the same effect as
                       -----------  -----------     ----
          the delivery to Lender of a certificate signed by a Responsible Officer of Borrower, on behalf of Borrower, dated the date of such Loan, stating that:

                    (i) The representations and warranties contained in this Agreement and the other Loan Documents and in the Merger Agreement are true and correct in all material respects on and as of the date of such Loan as though made on and as of such date, other than any such representation or warranty which relates to a specified prior date, which shall be true and correct as of such date and except to the extent Lender has been notified in writing by Borrower that any representation or warranty is not correct and Lender has explicitly waived, in its sole discretion, in writing compliance with such representation or warranty; and

                    (ii) No event has occurred and is continuing, or would result from such Loan, which constitutes a Default or an Event of Default; and

                    (iii) No event has occurred and is continuing, or would result from such Loan, which has had or could have a Material Adverse Effect on Borrower.

               (b) Borrower shall have Cash on Hand, free of any liens other than Permitted Liens described in clauses (ii) and (v) of such definition of Permitted Liens, in excess of $1,250,000 on the date of the initial Loan and $2,750,000 on the date of each subsequent Loan.

                                   ARTICLE 9
                               DEFAULT; REMEDIES
                               -----------------

          9.1  Events of Default. It shall constitute an event of default
               -----------------
("Event of Default") if any one or more of the following shall occur for any
  ----------------
reason:

               (a) any failure by Borrower to pay (i) the principal of any Loan when due, (ii) any sums due pursuant to Section 3.2(b) of this Agreement when due, or (iii) any other amount hereunder within five days of the date due, in either case whether upon demand or otherwise;

               (b) any representation or warranty made or deemed made by Borrower in this Agreement or by Borrower or any of its Subsidiaries in any of the other Loan Documents, shall prove to be untrue in any material respect as of the date on which made, deemed made, or furnished;

               (c) (i) any default shall occur in the observance or performance of any of the covenants and agreements contained in Sections 7.1, 7.2, 7.6, 7.7, 7.10, 7.11 or 7.15 of this Agreement, (ii) any default shall occur in the observance or performance of any of the covenants and agreements contained in Section 5.3 or Section 7.13 and such default
                                  -----------    ------------
          shall continue for five (5) Business Days or more; or (iii) any default shall occur in the observance or performance of any of the other covenants or agreements contained in any other Section of this Agreement or any other Loan Document shall continue for fifteen (15) days or more;

               (d) Borrower or any of its Subsidiaries shall (i) file a voluntary petition in bankruptcy or file a voluntary petition or otherwise commence any action or proceeding seeking reorganization, arrangement or readjustment of its debts or for any other relief under the federal Bankruptcy Code, as amended, or under any other bankruptcy or insolvency act or law, state or federal, now or hereafter existing, or consent to, approve of, or acquiesce in, any such petition, action or proceeding; (ii) apply for or acquiesce in the appointment of a receiver, assignee, liquidator, sequestrator, custodian, monitor, trustee or similar officer for it or for all or any part of its property; or (iii) make an assignment for the benefit of creditors;

               (e) an involuntary petition shall be filed or an action or proceeding otherwise commenced seeking reorganization, arrangement, consolidation or readjustment of the debts of Borrower or any of its Subsidiaries or for any other relief under the federal Bankruptcy Code, as amended, or under any other bankruptcy or insolvency act or law, state or federal, now or hereafter existing not dismissed within 60 days;

               (f) a receiver, assignee, liquidator, sequestrator, custodian, monitor, trustee or similar officer for Borrower or any of its Subsidiaries or for all or any material part of their respective property shall be appointed or a warrant of attachment, execution or similar process shall be issued against any material part of the property of Borrower or any of its Subsidiaries not dismissed within 60 days;

               (g) Borrower or any of its Subsidiaries shall file a certificate of dissolution under applicable state law or shall be liquidated, dissolved or wound-up or shall commence or have commenced against it any action or proceeding for dissolution, winding-up or liquidation;

               (h) any Loan Document shall be terminated, revoked or declared void or invalid or unenforceable or challenged by Borrower or any of its Subsidiaries;

               (i) Lender ceases to have a first priority security interest in the Collateral for any reason other than as a result of a Permitted Lien or a release by Lender of its Lien thereon;

               (j) the holder or holders of any Permitted Lien or Permitted Liens, in excess of $25,000 either individually or in the aggregate, on any assets or properties of the Borrower or any of its Subsidiaries shall take any action or commence any proceeding to realize in all or any portion thereof; or

               (k) One or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries involving in the aggregate for the Borrower and its Subsidiaries a liability (not paid or not fully covered by a reputable and solvent insurance) and such judgments and decrees either shall be final and nonappealable or shall not be vacated, discharged or stayed or bonded pending appeal for any period of 30 consecutive days, and the aggregate amount of all such judgments exceeds $250,000.

          9.2  Remedies.
               --------

               (a) If an Event of Default exists and is continuing, Lender may, in its discretion, do one or more of the following at any time or times and in any order, without notice to or demand on Borrower: (i) permanently reduce the Available Amount and/or the Maximum Amount, and
          (ii) restrict the amount of or refuse to make Loans. Any permanent reductions in the Available Amount and/or the Maximum Amount shall not be reinstated, even if the Event of Default giving rise thereto has been cured. If an Event of Default exists, Lender may do one or more of the following, in addition to the actions described in the preceding sentences, at any time or times and in any order, without notice to or demand on Borrower: (A) terminate the Commitments and this Agreement; (B) declare any or all Obligations to be immediately due and payable; provided, however, that upon the occurrence of any
                           --------  -------
          Event of Default described in Sections 9.1(d), 9.1(e), 9.1(f), or
                                       --------------------------------
          9.1(g), the Commitments shall automatically and immediately expire and
          ------
          all Obligations shall automatically become immediately due and payable without notice or demand of any kind; provided further, however, that
                                                ----------------  -------
          the Lender shall not declare any Obligations to be immediately due and payable if the Merger Agreement has not been terminated in accordance with its terms except with respect to (i) any Event of Default described in Sections 9.1(d), 9.1(e), 9.1(f) or 9.1(g) (in which event the Obligations shall automatically become due and payable as described above) or (ii) any Event of Default described in Sections 9.1(i) and 9.1 (j) but Lender may declare the Obligations to be due and payable only if, in the case of this clause (ii), in the sole reasonable discretion of Lender, the failure to declare any Obligations to be immediately due and payable could reasonably result in (x) Lender's loss of a material right under the Loan Documents or (y) the material impairment of, or a material adverse effect upon, Lender's Lien or the value of the Collateral; and (z) pursue its other rights and remedies under the Loan Documents and applicable law.

               (b) If an Event of Default has occurred and is continuing, Lender shall have all rights and remedies of a secured party under the Loan Documents and the UCC.

               (c) If an Event of Default has occurred and is continuing, Borrower hereby waives, to the extent permitted by applicable law, all rights to notice and hearing prior to the exercise by Lender of Lender's rights to repossess the Collateral without judicial process or to reply, attach or levy upon the Collateral without notice or hearing.

                                  ARTICLE 10
                             TERM AND TERMINATION
                             --------------------

          10.1 Term and Termination. The term of this Agreement shall end on the
               --------------------
Termination Date unless sooner terminated in accordance with the terms hereof.

                                  ARTICLE 11
                        AMENDMENTS; WAIVERS; SUCCESSORS
                        -------------------------------

          11.1 Amendments and Waivers
               ----------------------

          No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by Borrower therefrom, shall be effective unless the same shall be in writing and signed by Lender.

                                  ARTICLE 12
                            [INTENTIONALLY DELETED]


                                  ARTICLE 13
                                 MISCELLANEOUS
                                 -------------

          13.1 No Waivers; Cumulative Remedies. No failure by Lender to exercise
               -------------------------------
any right, remedy, or option under this Agreement or any present or future supplement thereto, or in any other agreement between Borrower and Lender, or delay by Lender in exercising the same, will operate as a waiver thereof. No waiver by Lender will be effective unless it is in writing, and then only to the extent specifically stated.

          13.2 Severability. The illegality or unenforceability of any provision
               ------------
of this Agreement or any Loan Document or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

               13.3  Governing Law; Choice of Forum; Service of Process
                     --------------------------------------------------

                     (a) THIS AGREEMENT SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICT OF LAWS PROVISIONS PROVIDED THAT PERFECTION ISSUES WITH RESPECT TO
               ARTICLE 9 OF THE UCC MAY GIVE EFFECT TO APPLICABLE CHOICE OR CONFLICT OF LAW RULES SET FORTH IN ARTICLE 9 OF THE UCC) OF THE STATE OF ILLINOIS, AND PROVIDED FURTHER THAT ANY TERM HEREOF DEFINED BY REFERENCE TO THE MERGER AGREEMENT SHALL BE INTERPRETED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE.

                     (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF ILLINOIS OR OF THE UNITED STATES OF AMERICA LOCATED IN COOK COUNTY, ILLINOIS.

               13.4  WAIVER OF JURY TRIAL. BORROWER AND LENDER EACH IRREVOCABLY
                     --------------------
WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY.

               13.5  Notices. Except as otherwise provided herein, all notices,
                     -------
demands and requests that any party is required or elects to give to any other shall be in writing, or by a telecommunications device capable of creating a written record, and any such notice shall become effective (a) upon personal delivery thereof, including, but not limited to, delivery by overnight mail and courier service, (b) four (4) days after it shall have been mailed by United States mail, first class, certified or registered, with postage prepaid, or (c) in the case of notice by such a telecommunications device, when properly transmitted, in each case addressed to the party to be notified at the address set forth on the signature pages hereto or to such other address as each party may designate for itself by like notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated above to receive copies shall not adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

               13.6  Binding Effect. The provisions of this Agreement shall be
                     --------------
binding upon and inure to the benefit of the respective representatives, successors, and assigns of the parties hereto; provided, however, that no
                                               --------  -------
interest herein may be assigned by either party without the prior written consent of the other. The rights and benefits of Lender hereunder shall inure to any party acquiring any interest in the Obligations or any part thereof; provided, however, that no assignment may be made by Lender except in accordance with the immediately preceding sentence.

               13.7   Indemnity of Lender by Borrower. Borrower agrees to
                      -------------------------------
defend, indemnify and hold Lender and each of its officers, directors, employees, counsel, representatives, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities,
 ------------------
obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document (other than the Merger Agreement) contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement, any other Loan Document, or the Loans or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto but excluding any matter relating to the Merger Agreement which shall be covered by the terms thereof (all the foregoing, collectively, the "Indemnified Liabilities");
                                               -----------------------
provided, that Borrower shall have no obligation hereunder to any Indemnified
--------
Person with respect to Indemnified Liabilities to the extent resulting from the willful misconduct, bad faith or gross negligence of such Indemnified Person. The agreements in this Section shall survive payment of all other Obligations and termination of this Agreement.

               13.8   Final Agreement. This Agreement and the other Loan
                      ---------------
Documents are intended by Borrower and Lender to be the final, complete, and exclusive expression of the agreement between them with respect to matters covered hereby. This Agreement and the other Loan Documents supersede any and all prior oral or written agreements relating to the subject matter hereof. No modification, rescission, waiver, release, or amendment of any provision of this Agreement or any other Loan Document shall be made, except by a written agreement signed by Borrower and Lender.

               13.9   Counterparts. This Agreement may be executed in any number
                      ------------
of counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

               13.10  Captions. The captions contained in this Agreement
                      --------
are for convenience of reference only, are without substantive meaning and should not be construed to modify, enlarge, or restrict any provision.

               13.11  Conflicts with Other Loan Documents. Unless otherwise
                      -----------------------------------
expressly provided in this Agreement (or in another Loan Document by specific reference to the applicable provision contained in this Agreement), if any provision contained in this Agreement conflicts with any provision of any other Loan Document, the provision contained in this Agreement shall govern and control.

          IN WITNESS WHEREOF, the parties have entered into this Agreement on the date first above written.

                       BORROWER:

                           Data Return Corporation




                               /s/ Sunny C. Vanderbeck
                           -------------------------------
                           By:    Sunny C. Vanderbeck
                           Title: Chairman and Chief Executive Officer

                           Notice Address:
                           222 West Las Colinas Blvd.
                           Suite 450
                           Irving, Texas 75039
                           Telecopy:  972-827-4410
                           Attention: General Counsel

                           with the copy (which shall not constitute notice) to:

                           Baker Botts, L.L.P.
                           2001 Ross Avenue
                           Dallas, Texas  75201
                           Telecopy:  (214) 953-6503
                           Attention: Craig N. Adams

                       LENDER:

                           divine, inc.


                                  /s/ Jude M. Sullivan
                           ---------------------------------
                           By:    Jude M. Sullivan
                           Title: Senior Vice President, General Counsel and
                                  Secretary

                           Notice Address:
                           1301 North Elston Avenue
                           Chicago, Illinois 60622
                           Telecopy:  (773) 394-6603
                           Attention: Chief Financial Officer and
                                      General Counsel

                           with the copy (which shall not constitute notice) to:

                           Bell, Boyd & Lloyd LLC
                           70 West Madison Street
                           Chicago, Illinois 60602-4207
                           Telecopy:  312-372-2098
                           Attention: D. Mark McMillan

                                    ANNEX A
                                      to
                               Credit Agreement
                               ----------------

                                  Definitions
                                  -----------

               Capitalized terms used in the Loan Documents shall have the following respective meanings (unless otherwise defined therein), and all section references in the following definitions shall refer to sections of the
Agreement:

               "Account" has the meaning given such term in the UCC.
                -------

               "Additional Amount" means $3,000,000.
                -----------------

               "Agreement" means the Credit Agreement to which this Annex A
                ---------
is attached, as from time to time amended, restated, supplemented or otherwise modified.

               "Applicable Rate" means ten percent (10%) per annum.
                ---------------

               "Available Amount" means (i) the Commitment less (ii) the sum of
                ----------------
(1) the principal amount of all Loans made pursuant to Section 1.2 (regardless of whether such Loans or portions thereof remain outstanding), and (2)(a) from the Closing Date to but excluding November 15, 2001, $5,500,000, (ii) from November 15, 2001 to but excluding December 15, 2001, $2,750,000, and (iii) from December 15, 2001 to and including the Stated Termination Date, $0. The Available Amount shall not be reduced by any accrued and unpaid interest on any Loans. In no event shall the Available Amount exceed the Maximum Amount.

               "Bankruptcy Code" means Title 11 of the United States Code (11
                ---------------
U.S.C. (S) 101 et seq.).
               ------

               "Bonus Payment" has the meaning given such term in Section
                -------------
7.15(c) of this Agreement.

               "Borrowing" means a borrowing hereunder consisting of a Loan or
                ---------
Loans made or to be made on the same day by Lender to Borrower.

               "Business Day" means any day that is not a Saturday, Sunday, or a
                ------------
day on which banks in Chicago, Illinois are required or permitted to be closed.

               "Capital Expenditure" means, with respect to any Person, all
                -------------------
expenditures by such Person which should be capitalized on the books and records of such Person in accordance with GAAP and, without duplication, the amount of Capitalized Lease Obligations incurred by such Person.

               "Capitalized Lease Obligations" of any Person means all rental
                -----------------------------
obligations which, under generally accepted accounting principles, are or will be required to be capitalized on the books and records of such Person, in each case, taken at the amount thereof accounted for as indebtedness in accordance with such principles.

               "Capital Stock" means, with respect to any Person, any and all
                -------------
shares, interests, limited or unlimited liability company units, participations or other equivalents (however designated, whether voting or nonvoting) in equity of such Person, whether outstanding on the Closing Date or issued thereafter, including, without limitation, preferred and common stock, limited liability company interests and partnership interests.

               "Cash on Hand" means cash and Cash Equivalents.
                ------------

               "Cash Equivalents" means, as to any Person, (i) securities issued
                ----------------
or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (ii) Dollar denominated time deposits and certificates of deposit of any commercial Lender having, or which is the principal banking subsidiary of a bank holding company having, a long-term unsecured debt rating of at least "A" or the equivalent thereof from S&P or "A2" or the equivalent thereof from Moody's with maturities of not more than six months from the date of acquisition by such Person, (iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any Lender meeting the qualifications specified in clause (ii) above, (iv) commercial paper issued by any Person incorporated in the United States rated at least A1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's and in each case maturing not more than six months after the date of acquisition by such Person, (v) other Dollar denominated securities issued by any Person incorporated in the United States rated at least "A" or the equivalent by S&P or at least "A-3" or the equivalent by Moody's and in each case either (x) maturing not more than 90 days after the date of acquisition by such Person or (y) which are subject to a repricing arrangement (such as a Dutch auction) not more than 90 days after the date of acquisition by such Person which such Person believes in good faith will permit such Person to sell such security at par in connection with such repricing mechanism and (vi) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (i) through (iv) above.

               "Change of Control" shall mean, other than pursuant to the
                -----------------
transaction contemplated by the Merger Agreement between the Borrower and Lender, (i) any "person" or "group" (as such terms are used for purposes of Section 13(d) and 14(d) of the Securities Exchange Act as in effect on the Closing Date, whether or not applicable) (A) is or becomes the "beneficial owner," directly or indirectly, of more than 50% of the total voting power in the aggregate of all classes of Capital Stock of the Borrower then outstanding normally entitled to vote in the elections of directors, or (B) have obtained the power (whether or not exercised) to elect a majority of the Borrower's Board of Directors, or (ii) the current Directors of the Borrower cease to consist of a majority of the Board of Directors of the Borrower..

               "Closing Date" means the date of this Agreement.
                ------------

               "Code" means the Internal Revenue Code of 1986, as amended.
                ----

               "Collateral" means collectively the Collateral defined in the
                ----------
Security Agreement.

               "Commitment" means $9,800,000; provided, however, that the
                ----------
Commitment may be increased in accordance with Section 1.1.

               "Company Disclosure Schedules" means the Company Disclosure
                ----------------------------
Schedule attached to the Merger Agreement.

               "Consolidated Net Income" means, for any period, the net income
                -----------------------
of Borrower and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP plus, to the extent included in the determination
                              ----
of such net income, any non-cash expenses and charges of Borrower and its Subsidiaries for such period plus, to the extent included in the determination
                             ----
of such net income, any Bonus Payment, minus, to the extent not included in such
                                       -----
determination of net income, any cash payments made during such period by Borrower and its Subsidiaries in respect of non-cash expenses and charges of Borrower and its Subsidiaries for such period or any other period.

               "Conversion" has the meaning specified in Section 3.6.
                ----------                               -----------

               "Conversion Date" has the meaning specified in Section 3.6.
                ---------------                               ------------

               "Default" means any event or circumstance which, with the giving
                -------
of notice, the lapse of time, or both, would (if not cured, waived, or otherwise remedied during such time) constitute an Event of Default.

               "Designated Account" means the bank account of Borrower described
                ------------------
on Schedule 1.2 and any account that replaces such bank account in accordance
   ------------
with Section 1.2(c).
     --------------

               "Dollar" and "$" means dollars in the lawful currency of the
                ------      ---
United States. Unless otherwise specified, all payments under the Agreements shall be made in Dollars.

               "Event of Default" has the meaning specified in Section 9.1.
                ----------------                               -----------

               "Exchange Act" means the Securities Exchange Act of 1934, and
                ------------
regulations promulgated thereunder.

               "Exchange Ratio" has the meaning given such term in the Merger
                --------------
Agreement.

               "Expense" means, with respect to any Person, during any period,
                -------
the gross expenses of such Person for such period, as determined in accordance with GAAP, less, to the extent included in such determination of gross expense,
           ----
any non-cash expenses and charges of such Person for such period plus, to the
                                                                 ----
extent not included in such determination of gross expenses, any cash payments made during such period by such Person in respect of any non-cash expenses and charges of such Person for such period or any other period.

               "Federal Reserve Board" means the Board of Governors of the
                ---------------------
Federal Reserve System or any successor thereto.

               "Fiscal Year" means Borrower's fiscal year for financial
                -----------
accounting purposes.

               "Funding Date" means the date on which a Borrowing occurs.
                ------------

               "GAAP" means generally accepted accounting principles and
                ----
practices set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the Closing Date.

               "Governmental Authority" means any nation or government, any
                ----------------------
state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

               "Indebtedness" with respect to any Person means, as of the date
                ------------
of determination thereof, (a) all of such Person's indebtedness for borrowed money, (b) all indebtedness of such Person or any other Person secured by any Lien with respect to any property or asset owned or held by such Person, regardless whether the indebtedness secured thereby shall have been assumed by such Person or such Person has become liable for the payment thereof, (c) all obligations or liabilities created or arising under any capital lease of real or personal property, or conditional sale or other title retention agreement with respect to property used and/or acquired by such Person to the extent such obligations and liabilities are required to be capitalized in accordance with GAAP, even though the rights and remedies of the lessor, seller and/or lender thereunder are limited to repossession of such property, (d) all unfunded pension fund obligations and liabilities, (e) all obligations of such Person in respect of the deferred purchase price of property or services, (f) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (g) all obligations in respect of letters of credit, whether or not drawn, issued for the account of such Person, (h) all guarantees by such Person, or any undertaking by such Person to be liable for, the debts or obligations of any other Person, and (i) all obligations, contingent or otherwise, of such Person in respect of banker's acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor).

               "Interest Rate" means the interest rates, including the Default
                -------------
Rate, set forth in Section 2.1.
                   -----------

               "Lender" means divine, inc.
                ------

               "Lender's Liens" means the Liens in the Collateral granted to
                --------------
Lender, pursuant to this Agreement and the other Loan Documents.

               "Lien" means: (a) any interest in property securing an obligation
                ----
for borrowed money owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute, or contract, and including a security interest, charge, claim, or lien arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, agreement, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes; (b) to the extent not included under clause (a), any
                                                            ----------
reservation, exception, encroachment, easement, right of way, covenant, condition, restriction, lease or other title exception or encumbrance affecting property; and (c) any contingent or other agreement to provide any of the foregoing.

               "Loan Documents" means this Agreement, the Note, the Security
                --------------
Agreement, and any other agreements, instruments, and documents heretofore, now or hereafter evidencing, securing, guaranteeing or otherwise relating to the Obligations, the Collateral, or any other aspect of the transactions contemplated by this Agreement. For the avoidance of doubt, the Merger Agreement is not a Loan Document.

               "Loans" has the meaning specified in Section 1.2.
                -----                               -----------

               "Margin Stock" means "margin stock" as such term is defined in
                ------------
Regulation T, U or X of the Federal Reserve Board.

               "Material Adverse Effect" means, with respect to any Person,
                -----------------------
(a) a material adverse change in, or a material adverse effect upon the Liens granted to Lender in the Collateral; or (b) a material adverse effect upon the legality, validity, binding effect or enforceability against such Person or any material Restricted Subsidiary of such Person of any Loan Document to which it is a party; or (c) any material adverse effect on or change in the business, operations, liabilities (contingent or otherwise), results of operations or financial performance or condition (financial or otherwise) of such Person or any of its Subsidiaries, taken as a whole; provided, however, that in no event shall any of the following constitute a Material Adverse Effect: (i) any change in or effect on the business of such Person or any of its Subsidiaries caused by, relating to or resulting from, directly or indirectly, the transactions contemplated by the Merger Agreement or the announcement thereof, known business conditions (including the state of such person's liquidity and capital resources) or matters contained in the disclosure schedules to the Merger Agreement or to this Agreement; (ii) any change in the market price or trading volume of the shares of such person's Common Stock on or after the date of this Agreement; or (iii) any adverse change, effect or occurrence attributable to the United States or European or other foreign economies as a whole, the industries in which Borrower competes or such other foreign economies where Borrower has operations or sales.

               "Maximum Amount" means (i) from the Closing Date to but excluding
                --------------
November 15, 2001, $4,300,000, (ii) from November 15, 2001 to but excluding December 15, 2001, $7,050,000, (iii) from December 15, 2001 to but excluding the Stated Termination Date, $9,800,000; provided, however, that the Maximum Amount may be increased in accordance with Section 1.1.

               "Merger Agreement" means Agreement and Plan of Merger of even
                ----------------
date herewith by and among Borrower, Lender and a wholly-owed subsidiary of Lender, as it may be from time to time amended, restated, supplemented or otherwise modified.

               "Note" has the meaning specified in Section 1.2.
                ----                               -----------

               "Notice of Borrowing" has the meaning specified in Section
                -------------------                               -------
1.2(b).
-------
               "Obligations" means all present and future loans, advances,
                -----------
liabilities, obligations, covenants, duties, and debts owing by Borrower or any of its Subsidiaries to Lender, arising under or pursuant to this Agreement or any of the other Loan Documents, whether or not evidenced by any note, or other instrument or document, whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, as principal or guarantor, and including all principal, interest, charges, expenses, fees, attorneys' fees, filing fees and any other sums chargeable to Borrower or any of its Subsidiaries hereunder or under any of the other Loan Documents.

               "Other Taxes" means any present or future stamp or documentary
                -----------
taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.

               "Permitted Indebtedness" means the Indebtedness described in
                ----------------------
clauses (i) through (vi) of Sections 7.10.

               "Permitted Liens" (i) the Liens set forth on Schedule A-1, (ii)
                ---------------                             ------------
inchoate Liens for taxes, assessments or governmental charges or levies not yet due and payable or Liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with GAAP; (iii) Liens in respect of property or assets of the Borrower or any of its Subsidiaries imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers', warehousemen's, materialmen's and mechanics' liens and other similar Liens arising in the ordinary course of business, and (A) which do not in the aggregate materially detract from the value of the Borrower's or such Subsidiary's property or assets or materially impair the use thereof in the operation of the business of the Borrower or such Subsidiary or (B) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien; (iv) with respect to any real property, such exceptions to title (A) which, individually or in the aggregate, do not materially detract from the value of such real property or (B) are otherwise acceptable to the Lender in its reasonable discretion, (v) Liens in favor or Lender, (vi) easements, rights-of-way, restrictions, encroachments and other similar charges or encumbrances, and minor title deficiencies, in each case not securing Indebtedness and not materially interfering with the conduct of the business of the Borrower or any of its Subsidiaries; (vii) statutory and common law landlords' liens under leases to which the Borrower or any of its Subsidiaries is a party, (viii) Liens encumbering property of the Borrower or any of its Subsidiaries incurred in the ordinary course of business (A) in connection with worker's compensation, unemployment insurance, or other forms of governmental insurance or benefits, or to secure performance of bids, tenders, statutory obligations, leases, and contracts (other than for Indebtedness) entered into in the ordinary course of business of the Borrower or such Subsidiary or (B) to secure obligations on surety, performance or appeal bonds, (ix) judgement Liens (A) in existence less than 30 days after the entry thereof, (B) with respect to which execution has been stayed, (C) with respect to which the appropriate insurance carrier has agreed in writing that there is coverage by insurance, or (D) which do not exceed, in the aggregate with all other judgement Liens outstanding for the Borrower and its Subsidiaries, $250,000, (x) operating leases entered into in the ordinary course of business, and (xi) banker's Liens in respect of deposit accounts.

               "Person" means any individual, sole proprietorship, partnership,
                ------
limited liability company, joint venture, trust, unincorporated organization, association, corporation, Governmental Authority, or any other entity.

               "Prepayment Event" means the occurrence of any of the following:
                ----------------

                    (a) the sale, lease, transfer, or other disposition, of any assets or properties of the Borrower or any of its Subsidiaries other than a sale, lease, transfer or disposition in accordance with Section 7.11(a), (b) or (c);

                    (b) any casualty or other damage to, or any taking under the power of eminent domain or condemnation or similar proceeding of, any property or assets of the Borrower or any of its Subsidiaries;

                    (c) the creation, incurrence, assumption, or sufference, of any Indebtedness by the Borrower or any of its Subsidiaries other than Permitted Indebtedness;

                    (d) except for the transaction contemplated by the Merger Agreement between the Borrower and Lender, the issuance or sale by the Borrower or any of its Subsidiaries of any Capital Stock of the Borrower or any Subsidiary of the Borrower;

                    (e) except for the transaction contemplated by the Merger Agreement between the Borrower and the Lender, the sale, merger or consolidation of the Borrower or any of its Subsidiaries to or with any other Person; and

                    (f) the occurrence of any event which results in a Change of Control.

               "Requirement of Law" means, as to any Person, any law (statutory
                ------------------
or common), treaty, rule or regulation of a Governmental Authority or order or determination of an arbitrator or of a Governmental Authority specifically applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

               "Responsible Officer" means the chief executive officer,
                ------------------
president, chief financial officer or treasurer of Borrower and the Chairman of the Board of Directors of Borrower, or any other officer or Person having substantially the same authority and responsibility of the foregoing Persons.

               "Restricted Payment" means (i) the payment of any dividend or
                ------------------
other distribution (whether in cash, securities or other property) with respect to any Capital Stock in the Borrower or any Subsidiary of Borrower (other than a Subsidiary wholly-owned by Borrower or a Restricted Subsidiary), or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of, or the purchase, redemption, retirement, acquisition, modification, cancellation, or termination of, any Capital Stock in the Borrower or any Subsidiary of Borrower (other than a Subsidiary wholly-owned by Borrower or a Restricted Subsidiary) or any option, warrant or other right to acquire any such Capital Stock in Borrower or any Subsidiary of Borrower (other than a Subsidiary wholly-owned by Borrower or a Restricted Subsidiary), (ii) any payments (including, without limitation, payments of consulting or management fees or other similar fees, payments of salaries, bonuses and other compensation, debt repayments and expense reimbursements) to officers, members, managers, employees, or Affiliates of Borrower or any Subsidiary of Borrower, and (iii) any payment, redemption, repurchase, defeasance or other acquisition or retirement for value, of Indebtedness of the Borrower or any Subsidiary.

               "Restricted Subsidiaries" means each Subsidiary that is a party
                -----------------------
to the Security Agreement and has granted a Lien in favor of Lender in all of such Subsidiary's assets and property.

               "Revenue" means, with respect to any Person, during any period,
                -------
without duplication, the gross sales and revenues of such Person for such period, as determined in accordance with GAAP.

               "Security Agreement" means, collectively, the Security Agreement
                ------------------
of even date herewith among Borrower, the Restricted Subsidiaries and Lender and the Intellectual Property Security Agreement of even date herewith among Borrower, the Restricted Subsidiaries and Lender, as the same may be amended, modified and supplemented from time to time.

               "Stated Termination Date" means the date which is three months
                -----------------------
after the Termination Date (as defined in Section 8.2(a) of the Merger
                                          --------------
Agreement) if the Merger Agreement is terminated pursuant thereto; provided, however, that if, on or prior to March 1, 2002, the Merger Agreement is terminated pursuant to Section 8.3(c) thereto, the Stated Terminated Date shall be that date that is 180 days after such date of termination.

               "Subsidiary" of a Person means any corporation, association,
                ----------
partnership, limited liability company, joint venture or other business entity of which more than fifty percent (50%) of the voting stock, partnership or limited liability company interests or other equity interests, is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of Borrower.

               "Taxes" means any and all present or future taxes, levies,
                -----
imposts, deductions, charges or withholdings in the nature of taxes, and all liabilities with respect thereto, excluding, in the case of Lender, such taxes (including income taxes or franchise taxes) as are imposed on or measured by Lender's net income in the jurisdiction (whether federal, state or local and including any political subdivision thereof) under which Lender is organized or maintains an office.

               "Termination Date" means the earliest to occur of (i) the Stated
                ----------------
Termination Date, (ii) the date this Agreement is terminated pursuant to Section
                                                                         -------
3.2, (iii) the date which is 12
---
months after the date of closing of the merger contemplated by the Merger Agreement, and (iv) the date that is three months after the date the Merger Agreement is terminated pursuant to Sections 8.2(c), 8.4(a) or 8.4(b) thereto, but in no event later than the Stated Termination Date.

               "UCC" means the Uniform Commercial Code, as in effect from time
                ---
to time, of the State of Illinois or of any other state the laws of which are required as a result thereof to be applied in connection with the issue of perfection or priority of security interests.

               "Unrestricted Subsidiary" means each Subsidiary of Borrower that
                -----------------------
is not a Restricted Subsidiary.

               Accounting Terms. Any accounting term used in the Agreement shall
               ----------------
have, unless otherwise specifically provided herein, the meaning customarily given in accordance with GAAP, and all financial computations in the Agreement shall be computed, unless otherwise specifically provided therein, in accordance with GAAP consistently applied.

               Interpretive Provisions.   (a) The meanings of defined terms are
               ------------------------
equally applicable to the singular and plural forms of the defined terms.

               (b) The words "hereof," "herein," "hereunder" and similar words refer to the Agreement as a whole and not to any particular provision of the Agreement; and Subsection, Section, Schedule and Exhibit references are to the Agreement unless otherwise specified.

               (c)  (i)    The term "documents" includes any and all
instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

                    (ii) The term "including" is not limiting and means "including without limitation."

                    (iii) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including," the words "to" and "until" each mean "to but excluding" and the word "through" means "to and including."

                    (iv)   The word "or" is not exclusive.

               (d) Unless otherwise expressly provided herein, (i) references to agreements (including the Agreement) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, supplements and other modifications thereto, but only to the extent such amendments, restatements, supplements and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

               (e) The captions and headings of the Agreement and other Loan Documents are for convenience of reference only and shall not affect the interpretation of the Agreement.

               (f) The Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

               (g) The Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to Lender and Borrower, and are the products of all parties. Accordingly, they shall not be construed against Lender merely because of Lender's involvement in their preparation.

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